Exhibit 99.5

LETTER TO BROKERS, DEALERS,

COMMERCIAL BANKS, TRUST COMPANIES AND

OTHER NOMINEES

RADIAN GROUP INC.

Offer to Exchange

Its 5.625% Senior Notes due 2013

Which Have Been Registered Under The Securities Act,

For Any And All Of Its 5.625% Senior Notes due 2013

Pursuant to the Prospectus dated as of                          , 2003

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                          , 2003, UNLESS FURTHER EXTENDED (THE “EXPIRATION DATE”). HOLDERS OF OLD NOTES (AS DEFINED HEREIN) MUST TENDER THEIR NOTES BEFORE THE EXPIRATION DATE IN ORDER TO RECEIVE EXCHANGE NOTES (AS DEFINED HEREIN). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED MORE FULLY HEREIN).

                         , 2003

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Radian Group Inc., a Delaware corporation (the “Company”), is offering to exchange all of its outstanding 5.625% Senior Notes due 2013 (the “Old Notes”), for a like principal amount of its 5.625% Senior Notes due 2013 which have been registered under the Securities Act, (the “Exchange Notes”) upon the terms and subject to the conditions set forth in the Prospectus dated                          , 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”) and in the accompanying Letter of Transmittal (the “Letter of Transmittal”) (such offer is referred to as the “Exchange Offer”). The Prospectus more fully describes the Exchange Offer.

Enclosed herewith are copies of the following documents:

1.        The Prospectus;

2.        The Letter of Transmittal for your use and for the information of your clients with a form attached for the purpose of obtaining such clients’ instructions with regard to the Exchange Offer;

3.        A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent before the Expiration Date (as defined below), or if the procedure for book-entry transfer cannot be completed on a timely basis;

4.        A form of letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of a nominee; and

5.        Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

The Exchange Offer will expire at 5:00 p.m., New York City time, on                          , 2003, unless extended (the “Expiration Date”). We urge you to contact your clients as promptly as possible.

IMPORTANT:  The Letter of Transmittal (or a facsimile thereof), together with the Old Notes and all other required documents, or an agent’s message, together with a confirmation of book-entry transfer of Old Notes, must be received by the exchange agent prior to the Expiration Date with respect to holders wishing to receive the Exchange Notes.

In order to take advantage of the Exchange Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees should be sent to the exchange agent, and certificates representing the tendered Old Notes (or confirmation of book-entry transfer) should be delivered to the exchange agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Old Notes pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials should be directed to Wachovia Bank, National Association, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

RADIAN GROUP INC.

Nothing contained herein or in the enclosed documents shall make you or any other person the agent of the exchange agent or authorize you or any other person to give any information or make any representation on behalf of any of them with respect to the Exchange Offer not contained in the Prospectus or the Letter of Transmittal.